UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania
(Address of principal executive office)

19020
(Zip Code)

Registrant's telephone number, including area code: (215) 639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ☐ )    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ☐ )    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ☐ )    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( ☐ )    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HCSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On Tuesday, May 28, 2024, the Company held its annual meeting of shareholders for the purposes of voting on the matters disclosed in its definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024. As of the Record Date of April 1, 2024, there were approximately 73,645,000 shares of common stock outstanding and entitled to notice of and to vote at the annual meeting. The final voting for the matters submitted to a vote of shareholders are as follows.

Management Proposals:

Proposal No. 1 — Election of Directors

At the annual meeting, shareholders voted for the election of nine Directors for a one-year term or until their successors are elected and qualified to fill the expiring terms of such Directors. All of the Company’s nominees for Director received the requisite plurality (i.e. the highest number of votes of the Company’s common stock in accordance with the bylaws of the Company and Section 1758 of the Pennsylvania Business Corporation Law) of the votes cast by the holders of shares present at the meeting in person or by proxy and entitled to vote thereon, and, accordingly, were elected to the Board of Directors for the ensuing year and until their successors are duly elected and qualified. The voting results are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Diane S. Casey	59,330,707	3,725,790	3,993,577
Daniela Castagnino	62,562,537	531,361	3,956,176
Robert L. Frome	60,439,665	2,631,914	3,978,495
Laura Grant	62,565,147	528,751	3,956,176
John J. McFadden	61,173,964	1,897,615	3,978,495
Dino D. Ottaviano	57,658,654	4,875,794	4,515,626
Kurt Simmons, Jr.	62,474,213	619,685	3,956,176
Jude Visconto	61,739,485	1,354,413	3,956,176
Theodore Wahl	61,703,606	1,367,973	3,978,495

Proposal No. 2 — Say on Pay Vote

The proposal relating to an advisory vote on a non-binding resolution to approve the compensation of the Company's named executive officers (the “Say on Pay Vote”) has received a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
57,180,282	5,759,554	154,061	3,956,176

Proposal No. 3 — Independent Registered Public Accounting Firm

The proposal for the ratification of the selection of Grant Thornton LLP as the Company's independent registered public accountants for the current fiscal year ending December 31, 2024 has received a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
65,835,774	1,153,330	60,970	—

Proposal No. 4 — Amendment to the Articles of Incorporation

The proposal for shareholder approval to amend the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock that are available for issuance from 100 million to 200 million has received a majority of the votes cast as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
59,166,229	7,799,279	84,566	—

Item 9.01	Financial Statements and Exhibits.

( d )    Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: May 29, 2024	By:	/s/ Jason J. Bundick
Name: Jason J. Bundick Title: General Counsel, Chief Compliance Officer & Secretary